Item 77.C.  Matters submitted to a vote of security holders
At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Aggressive Equity Portfolio approved the Plan of Reorganization and Termination between AXA Premier VIP Trust (the “Trust”) and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the Multimanager Aggressive Equity Portfolio, a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
24,345,731.802 1,601,209.268 1,773,684.256

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Technology Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the Multimanager Technology Portfolio, a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
33,593,598.438 1,640,486.484 3,685,541.078

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Core Bond Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the Multimanager Core Bond Portfolio, a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
61,739,729.002 2,487,950.281 4,056,727.930

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Mid Cap Growth Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the Multimanager Mid Cap Growth Portfolio, a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
17,096,644.017 576,654.028 1,053,536.451

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Mid Cap Value Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the Multimanager Mid Cap Value Portfolio, a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
15,841,535.477 588,121.814 1,018,796.247

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Large Cap Value Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the AXA Large Cap Value Managed Volatility Portfolio (f/k/a EQ/Large Cap Value PLUS Portfolio), a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
45,504,118.878 1,217,728.780 2,930,451.007

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager International Equity Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the AXA International Core Managed Volatility Portfolio (f/k/a EQ/International Core PLUS Portfolio), a series of EQ Advisors Trust, at the close of business on June 13, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
27,447,229.128 592,760.770 762,842.592

At a Special Meeting of Shareholders held on May 21, 2014, shareholders of the Multimanager Large Cap Core Equity Portfolio approved the Plan of Reorganization and Termination between the Trust and EQ Advisors Trust, pursuant to which the Portfolio was reorganized into the AXA Large Cap Core Managed Volatility Portfolio (f/k/a EQ/Large Cap Core PLUS Portfolio), a series of EQ Advisors Trust, at the close of business on June 20, 2014.  The results of the shareholder vote are as follows:

For Against Abstained
37,895,183.096 1,034,589.684 1,890,102.835